REVERE INVESTMENTS L.P.

October 31, 2017

Marathon Patent Group, Inc.

11601 Wilshire Blvd., Ste. 500

Los Angeles, CA 90025

Attn: Francis Knuettel II, Chief Financial Officer

Dear Mr. Knuettel:

This letter is confirmation that, effective on the closing of the merger pursuant to the terms of the Agreement and Plan of Merger among Marathon Patent Group, Inc., Global Bit Acquisitions Corp., and Global Bit Ventures Inc., in connection with certain convertible notes issued by Marathon Patent Group, Inc. (the “Company”) on August 31, 2017 and September 28, 2017 to Revere Investments L.P. in the principal amounts of $3,448,500 and $1,846,300, respectively, (“Notes”), the Beneficial Ownership Limitation as defined in Section 4(d) of the Notes is amended to 2.49%, subject to an increase of up to 9.99% upon 61 days’ notice.

Very truly yours,

REVERE INVESTMENTS L.P.

By:	/s/ John O’Rourke
Name:	John O’Rourke
Title:	Authorized signatory

Confirmed and Acknowledged:

Marathon Patent Group, Inc.

By:	/s/ Francis Knuettel, II
Name:	Francis Knuettel, II
Title:	Chief Financial Officer